Exhibit 99.15

Johnson & Johnson Reports 2018 Second-Quarter Results:

2018 Second-Quarter Sales of $20.8 Billion Increased 10.6% versus 2017
2018 Second-Quarter EPS was $1.45
2018 Adjusted Second-Quarter EPS of $2.10 increased 14.8%*

Accelerating Operational Sales Growth in the Second Quarter

New Brunswick, N.J. (July 17, 2018) - Johnson & Johnson (NYSE: JNJ) today announced sales of $20.8 billion for the second quarter of 2018, an increase of 10.6% as compared to the second quarter of 2017. Operational sales results increased 8.7% and the positive impact of currency was 1.9%. Domestic sales increased 9.4%. International sales increased 11.8%, reflecting operational growth of 7.9% and a positive currency impact of 3.9%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 6.3%, domestic sales increased 5.7% and international sales increased 6.8%.*
Net earnings and diluted earnings per share for the second quarter of 2018 were $4.0 billion and $1.45, respectively. Second-quarter 2018 net earnings included after-tax intangible amortization expense of approximately $1.0 billion and a charge for after-tax special items of approximately $0.8 billion. Second-quarter 2017 net earnings included after-tax intangible amortization expense of approximately $0.4 billion and a charge for after-tax special items of approximately $0.8 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $5.7 billion and adjusted diluted earnings per share were $2.10, representing increases of 14.0% and 14.8%, respectively, as compared to the same period in 2017.* On an operational basis, adjusted diluted earnings per share also increased 11.5%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
“Our strong second-quarter results reflect double-digit growth in our Pharmaceutical business and the accelerating sales momentum in our Medical Devices business, driven by the continued growth of our market leading products and strategic new launches. We remain focused on investing in innovation and meeting the needs of our customers by delivering innovative products and solutions that position the company to deliver long-term, sustainable growth,” said Alex Gorsky, Chairman and Chief Executive Officer. “Our talented J&J colleagues are united in our efforts to address some of the most critical health and consumer needs of people around the world.”
The Company updated its sales guidance for the full-year 2018 to a range of $80.5 to $81.3 billion. This reflects an increase in expected operational growth to a range of 4.5% to 5.5%, partially offset by the estimated lower favorable impact of currency. Additionally, the Company updated its adjusted earnings guidance for full-year 2018 to a range of $8.07 to $8.17 per share. This reflects an increase in expected operational growth to a range of 8.5% to 9.9%, partially offset by the estimated lower favorable impact of currency.

Segment Sales Performance
Worldwide Consumer sales of $3.5 billion for the second quarter 2018 represented an increase of 0.7% versus the prior year, consisting of an operational decrease of 0.4% and a positive impact from currency of 1.1%. Domestic sales decreased 0.7%, international sales increased 1.9%, which reflected no change in operational sales and a positive currency impact of 1.9%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 0.9%, domestic sales decreased 0.7% and international sales increased 2.1%*.
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by over-the-counter products including TYLENOL analgesics and digestive health products, international beauty products primarily NEUTROGENA, OGX and Dr. Ci Labo, partially offset by lower sales of baby care products. During the quarter, the divestiture of the anti‐dandruff shampoo brand NIZORAL and certain other ketoconazole‐based shampoo brands was completed.
Worldwide Pharmaceutical sales of $10.4 billion for the second quarter 2018 represented an increase of 19.9% versus the prior year with an operational increase of 17.6% and a positive impact from currency of 2.3%. Domestic sales increased 17.7%; international sales increased 22.9%, which reflected an operational increase of 17.5% and a positive currency impact of 5.4%. Sales included the impact of Actelion Ltd which contributed 6.6%, to worldwide operational sales growth. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 11.0%, domestic sales increased 10.2% and international sales increased 11.9%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by STELARA (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, ZYTIGA (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic, castration-resistant prostate cancer, DARZALEX (daratumumab), for the treatment of patients with multiple myeloma, IMBRUVICA (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer, TREMFYA (guselkumab), for the treatment of adults living with moderate to severe plaque psoriasis. SIMPONI/SIMPONI ARIA (golimumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, INVEGA SUSTENNA/XEPLION/TRINZA/TREVICTA (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults, and XARELTO (rivaroxaban), an oral anticoagulant.
During the quarter, the U.S. Food and Drug Administration (FDA) approved an additional indication for DARZALEX (daratumumab) in combination with VELCADE (bortezomib), a proteasome inhibitor; melphalan, an alkylating agent; and prednisone for the treatment of patients with newly diagnosed multiple myeloma who are ineligible for autologous stem cell transplant. The European Commission granted marketing authorization for JULUCA (dolutegravir/rilpivirine), a two-drug regimen, once-daily, single-pill for the treatment of HIV-1. A supplemental New Drug Application was submitted to the FDA seeking to expand the indication of OPSUMIT (macitentan) to include the treatment of adults with inoperable chronic thromboembolic pulmonary hypertension (CTEPH, WHO Group 4) to improve exercise capacity and pulmonary vascular resistance.
Also in the quarter, the acquisition of BeneVir Biopharm, Inc., a privately-held, biopharmaceutical company specializing in the development of oncolytic immunotherapies, was completed. In addition, a worldwide collaboration was entered into with Bristol-Myers Squibb Company to develop and commercialize Factor XIa inhibitors, including BMS-986177, for the prevention and treatment of major thrombotic conditions.
Worldwide Medical Devices sales of $7.0 billion for the second quarter 2018 represented an increase of 3.7% versus the prior year consisting of an operational increase of 1.9% and a positive currency impact of 1.8%. Domestic sales increased 1.1%; international sales increased 6.0%, which reflected an operational increase of 2.5% and a positive currency impact of 3.5%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 2.9%, domestic sales increased 1.7% and international sales increased 4.1%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by ACUVUE contact lenses and surgical products in the Vision business; electrophysiology products in the Interventional Solutions business; biosurgicals and international endocutters in the Advanced Surgery business; wound closure products in the General Surgery business and trauma products in the Orthopaedics business, partially offset by declines in the Diabetes Care business and spine products in the Orthopaedics business.
During the quarter, the Company announced acceptance of the binding offer from Platinum Equity to acquire its LifeScan business for approximately $2.1 billion, subject to customary adjustments. The Company also announced receipt of a binding offer from Fortive Corporation to acquire its Advanced Sterilization Products business for an aggregate value of approximately $2.8 billion, subject to customary adjustments. In addition, the FDA approved iDESIGN Refractive Studio, part of a next generation LASIK platform that measures the eye inside and out to enable highly precise personalized vision correction.
In July, the acquisition of assets from Medical Enterprises Distribution, LLC, a privately held developer of surgical impactor technology, including the automated ME1000 Surgical Impactor for use in hip replacement, was completed.

About Johnson & Johnson
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.
* Operational sales growth excluding the net impact of acquisitions and divestitures, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com. Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

    Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws, global health care reforms and import/export and trade laws; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in the company’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.